EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-186974 and 333-164603 on Form S-8 of our reports dated October 17, 2024, relating to the financial statements of Commercial Metals Company and the effectiveness of Commercial Metals Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended August 31, 2024.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 17, 2024